UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
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GATEWAY ENERGY CORPORATION
(Name of Registrant as Specified In Its Charter)

GEC HOLDING, LLC FREDERICK M. PEVOW, JR. PERIN GREG DEGEURIN DAVID F. HUFF JOHN O. NIEMANN, JR. PAUL G. VANDERLINDEN, III
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On May 11, 2010, Frederick M. Pevow, Jr. sent the following letter to the stockholders of Gateway Energy Corporation.

FREDERICK M. PEVOW, JR.

910 OAK VALLEY DRIVE

HOUSTON, TEXAS

(713) 827-0706

May 11, 2010

Dear Fellow Stockholder,

The current board of directors of Gateway Energy Corp. (“Gateway”) have been attempting to keep their jobs and positions of importance by telling you that (i) I will not tell you my plans, (ii) the new board nominees are unqualified to build the value of the company, and (iii) results at the company are much better since 2005.

The current board warns that I will not tell you my plans for Gateway, therefore implying I have a secret agenda. For the 1,000th time, I have no intention to buy or sell Gateway. For the 1,001st time, I have no intention to buy or sell Gateway. Instead, we will make the company more profitable by cutting costs, making improvements to the current pipeline systems, making acquisitions of new pipeline systems, and raising low-cost financing.

The current board alleges that my plan is vague because I refuse to give out details. We filed a public consent statement describing our plan. However, I will hold a conference call to supplement the consent statement on Wednesday, May 19, 2010 at 4 PM CST/2 PM PST. The dial-in phone number for the conference call is 1-877-407-8035. We will talk about (1) how we will cut G&A, (2) the millions of dollars by which we expect to increase the paltry $500,000 remaining on the bank line of credit, (3) the opportunities to serve new customers on the pipeline systems the company already owns, (4) the opportunities to build new pipelines, (5) the types of acquisition targets in our sights, (6) the equity and debt markets we will access, and (7) how we will increase the visibility and attract institutional ownership of the stock, and (8) how we will create an active trading market for your stock. We will hold a Q&A session at the end of the prepared remarks to let you ask any questions you want.

Gateway is a sleepy, unprofitable company. I invested in Gateway because it is the right size for my personal funds, is undervalued, and if the problems are fixed, it can be a very profitable business. I have done it before. I guided a much larger company named Texas Petrochemicals out of bankruptcy to a $450 million market value within two years. I will use my transactional experience of over 50 completed mergers & acquisitions and financing transactions worth over $15 billion for energy companies like Gateway. I will lean on a great team to help me get the job done.

Our board candidates were hand picked because they own and run profitable businesses themselves and have large energy company CEO and investment community relationships. Some of their key accomplishments are listed below:

Paul VanderLinden

•                  Paul co-owned and built Gulfshore Midstream with an initial investment of $3,000 and sold it to Gateway in 2007 for $4.3 million.

•                  The former assets of Gulfshore Midstream owned by Paul contributed 84% of Gateway’s cash flow in 2009.

•                  Paul has built more assets inside Gateway than current Gateway management itself.

David Huff

•                  David is the owner and President of Progressive Pumps, an energy pump distributor. Progressive Pumps is highly profitable.

•                  David was the CFO of the largest sporting goods company in the southwest.

•                  David was the trusted advisor to the CEO and CFO of Chesapeake Energy for over six years. Chesapeake is the largest driller of natural gas wells in the United States and a potential strategic Gateway customer.

John Niemann

•                  John is an audit committee expert as defined by SEC rules.

•                  John was on the Arthur Andersen Administrative Board of Partners.

•                  John was selected by his fellow partners to represent the estate of Arthur Andersen in bankruptcy.

Greg deGeurin

•                  Greg is a successful real estate investor.

•                  Greg has bought and sold more real estate with his own money than Gateway has pipelines with your money.

Gateway claims that I have no pipeline experience. I advised on some of the largest and most complex transactions ever in the natural gas pipeline industry including:

•                  The Williams Companies in their $3 billion acquisition of Transco Energy,

•                  Occidental Petroleum in their formation of and sale to an ESOP of their $3.5 billion MidCon Pipeline, and

•                  Western Gas in their $75 million IPO, the first pipeline master limited partnership ever.

Gateway claims to be making progress on its own business plan. For reference, in December 1996, Kinder Morgan acquired the general partner of one natural gas liquids pipeline for $25 million in cash. The pipeline had $71 million in revenues. In December 2006, 10 years later, Kinder Morgan (the general partner) went private for $14.6 billion in cash. Kinder Morgan Energy (ticker symbol: KMP), the successor entity to the one pipeline, generated revenues of $7.1 billion in 2009. A KMP shareholder who invested $26.80 in December 1996 now owns a stock worth $611 and has received an additional $347 in dividends.

In May 1997, around the time Bob Panico went to work for Gateway, Gateway completed a conversion of preferred stock into common stock reverse and a 1-for-25 reverse stock split. Gateway had a market value of $19.8 million and generated revenues of $18 million. On May 7, 2010, Gateway had a market value of $7.6 million on 2009 revenues of $6.7 million and an operating loss of $275,875. A GNRG shareholder who invested $1.38 in May 1997 now owns a stock worth $0.39.

An investment two years ago in an average pipeline company increased to 108% of its original value and paid dividends of an additional 17%. The value of your investment in Gateway the last two years has been more than cut in half.

Yahoo Finance Index graph of Gateway versus Alerian MLP Pipeline Index

Alerian MLP index constituents are the top 50 pipeline MLPs. The largest two constituents are Kinder Morgan Energy (16%) and Enterprise Products (15%).

Frankly, whatever Gateway’s business plan is, it stinks. This board of directors has had plenty of time. Hiring an investment banker to merge or sell stock in an offering at the current stock price of $0.39 per share is not a business plan. It is the recipe for massive dilution.

I urge you to sign and return your WHITE consent card today. It is not yet late to vote or switch your vote. Again, I will hold a conference call with a Q&A session on Wednesday, May 19, 2010 at 4 PM CST/2 PM PST. The dial-in phone number for the conference call is 1-877-407-8035. Please speak with me personally in the interim if you have any questions. My phone number is (713) 827-0706. I look forward to visiting with you.

Sincerely,
/s/ Frederick M. Pevow, Jr.
Frederick M. Pevow, Jr.

IMPORTANT ADDITIONAL INFORMATION

MR. PEVOW, GEC HOLDING, LLC AND THE NOMINEES HAVE FILED WITH THE SECURITIES AND EXCHANGE COMMISSION (“SEC”) A DEFINITIVE CONSENT STATEMENT AND OTHER RELEVANT DOCUMENTS RELATING TO THE SOLICITATION OF CONSENTS FROM THE STOCKHOLDERS OF GATEWAY TO TAKE THE ACTIONS DESCRIBED IN THE DEFINITIVE CONSENT STATEMENT. STOCKHOLDERS ARE URGED TO CAREFULLY READ THE DEFINITIVE CONSENT STATEMENT AND ANY OTHER RELEVANT MATERIALS AS THEY BECOME AVAILABLE BECAUSE THEY CONTAIN IMPORTANT INFORMATION ABOUT THE IDENTITY OF THE PARTICIPANTS, INCLUDING, BUT NOT LIMITED TO, MR. PEVOW AND GEC HOLDING, LLC, THE PROPOSALS THEY ARE ASKING THE STOCKHOLDERS TO APPROVE, THE NOMINEES THAT THEY ARE PROPOSING TO BE ELECTED TO SERVE ON GATEWAY’S BOARD OF DIRECTORS AND THEIR RESPECTIVE HOLDINGS (SECURITIES OR OTHERWISE, DIRECT OR INDIRECT) IN GATEWAY. STOCKHOLDERS MAY OBTAIN A FREE COPY OF THE DEFINITIVE CONSENT STATEMENT ON THE INTERNET AT WWW.ICOMMATERIALS.COM. STOCKHOLDERS MAY ALSO OBTAIN A FREE COPY OF THE DEFINITIVE CONSENT STATEMENT AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC ON THE SEC’S WEB SITE AT WWW.SEC.GOV. IN ADDITION, STOCKHOLDERS MAY OBTAIN A COPY OF THE DEFINITIVE CONSENT STATEMENT WITHOUT CHARGE UPON REQUEST FROM INVESTORCOM, INC., 65 LOCUST AVENUE - THIRD FLOOR, NEW CANAAN, CT 06840, TOLL FREE TELEPHONE NUMBER: (877) 972-0090.